UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

ANNEXON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39402	27-5414423
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

180 Kimball Way, Suite 200

South San Francisco, California

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 822-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ANNX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2020, Annexon, Inc. (the “Company”) entered into a Lease (the “Lease”) with HCP LS Brisbane, LLC (the “Landlord”) to lease approximately 65,818 rentable square feet of office and laboratory space (the “Premises”) located at 1400 Sierra Point Parkway, Brisbane, California (the “Building”).

The term of the Lease will commence on the later of (a) November 1, 2021, and (b) the date on which the Landlord delivers the Premises to the Company with the tenant improvements substantially complete as determined in the Lease (the “Lease Commencement Date”) and will continue for approximately ten years, unless terminated earlier (the “Lease Term”). The Company has an option to renew the Lease Term for an additional ten years upon written notice to the Landlord (the “Option Term”). Pursuant to the Lease, the Landlord will provide the Company with a tenant improvement allowance of approximately $10.1 million.

The annual base rent for the lease of the Premises is approximately $4.5 million for the first 12-month period of the Lease Term, when the annual base rent will increase by approximately 3.5% in each subsequent year of the Lease Term. The Lease also provides for rent abatement of the monthly base rent for the Premises for the first three full calendar months of the Lease Term. The Lease provides for annual base rent during the Option Term, if any, to be calculated based on a fair market rental rate as determined in the Lease. In addition to its monthly base rent obligation, the Company is obligated to pay the Landlord as additional rent its proportionate share of the operating expenses of the Building, including property taxes. Within ten business days following execution of the Lease, the Company is obligated to deliver to the Landlord an irrevocable letter of credit in the amount of approximately $1.0 million as security for its obligations under the Lease.

The foregoing description of the Lease is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed as an exhibit to this current report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

Concurrent with the execution of the Lease, on December 18, 2020, the Company entered into a Lease Termination Agreement with Bayside Acquisition, LLC, an affiliate of the Landlord, to terminate its existing lease for premises at 180 Kimball Way, South San Francisco, California, on the Lease Commencement Date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Lease, dated December 18, 2020, by and between Annexon, Inc. and HCP LS Brisbane, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNEXON, INC.

Date: December 22, 2020	By:	/s/ Jennifer Lew
Jennifer Lew
Executive Vice President and Chief Financial Officer